Exhibit 99.1

X4 Pharmaceuticals Announces Appointment of Industry Veteran
R. Keith Woods to Board of Directors

BOSTON, October 18, 2023 – X4 Pharmaceuticals (Nasdaq: XFOR), a company driven to improve the lives of people with rare diseases of the immune system, today announced the appointment of R. Keith Woods as an independent director to the company’s Board of Directors.

“We are thrilled to welcome Keith to the X4 Board of Directors,” said Paula Ragan, Ph.D., President and Chief Executive Officer of X4 Pharmaceuticals. “With his broad and deep experience in commercialization, international operations, supply chain, and business strategy, as well as his recent successful global launch of a rare disease product, we believe it is a great time for him to be joining X4 as a director and that his skillset will complement the strengths and expertise of our Board.”

Mr. Woods brings more than 30 years of life science experience spanning sales, global operations, supply chain, business strategy, and commercialization to the X4 Board. Most recently, he served as Chief Operating Officer of argenx, a company focused on rare diseases, where he helped lead argenx through its successful transition from an R&D organization to a global commercial organization. Following his retirement from argenx, Mr. Woods continues to serve as an advisor to the argenx Board of Directors. Mr. Woods previously served in a variety of roles at Alexion Pharmaceuticals, including Vice President and Managing Director of Alexion UK, overseeing all aspects of Alexion’s UK business, and Vice President, U.S. Commercial Operations, ending his tenure there as Senior Vice President of North America Business Operations. Prior to that, he spent more than two decades in roles of increasing responsibility at Roche, Amgen, and Eisai, where he gained valuable experience crafting effective commercial strategies and developing and leading U.S. national sales teams. Mr. Woods holds a Bachelor of Science degree in marketing from Florida State University.

Mr. Woods commented on his appointment: “It is a privilege to join the X4 Board at this exciting time, given the recent U.S. regulatory submission of the company’s first drug candidate and potential upcoming U.S. commercial launch. I’m looking forward to working with the leadership team and my fellow board members to help X4 fully realize its vision to make a difference in the lives of people with rare immunodeficiencies who have few to no treatment options.”

About X4 Pharmaceuticals
X4 Pharmaceuticals is a late-stage clinical biopharmaceutical company driven to improve the lives of people with rare diseases of the immune system. Our lead clinical candidate is mavorixafor, a small molecule antagonist of chemokine receptor CXCR4 that is being developed as an oral, once-daily therapy across a variety of immunodeficiencies, including WHIM (Warts, Hypogammaglobulinemia, Infections, and Myelokathexis) syndrome and certain chronic neutropenic disorders. Following successful completion of a global, pivotal, Phase 3 clinical trial, we are seeking U.S. approval of oral, once-daily mavorixafor for the treatment of people aged 12 years and older with WHIM syndrome. We are also currently planning a Phase 3 clinical program evaluating mavorixafor in certain chronic neutropenic disorders. We continue to leverage our insights into CXCR4 and immune system biology at our corporate headquarters in Boston, Massachusetts and at our research center of excellence in Vienna, Austria. For more information, please visit our website at www.x4pharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4's expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, statements regarding the review of the New Drug Application (NDA) for mavorixafor in WHIM syndrome by the United States Food and Drug Administration (FDA), if accepted, and commercial launch of mavorixafor, if approved. Any forward-looking statements in this press release are based on management's current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risk that the FDA does not accept the NDA submission for mavorixafor for the treatment of WHIM syndrome; the risk that such NDA is not approved by the FDA or such approval is delayed; the risk that commercial launch of mavorixafor in WHIM syndrome, if approved, is delayed; the risk that the potential market performance for mavorixafor, if approved, may differ materially from projections and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 10, 2023, and in other filings X4 makes with the SEC from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.

Contacts:
Daniel Ferry (investors)
Managing Director, LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

Brett Whelan (media)
LifeSci Communications
bwhelan@lifescicomms.com